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                              [ROYAL BANK LETTERHEAD]

                                                                   EXHIBIT 10.2
March 3, 1999

PRIVATE AND CONFIDENTIAL

Changepoint Corporation
1595 16th Ave.
Richmond Hill, Ontario
L4B 3N9

Dear Sirs:

Further to our recent discussions, we are pleased to offer the revolving demand Credit Facility described below, subject to the following terms and conditions.

DEFINITIONS:                The definitions attached hereto in Schedule "A" are
                            incorporated in this agreement by reference as if set out in full herein.

BORROWER:                   CHANGEPOINT CORPORATION  (the "Borrower").

LENDER: Royal Bank of Canada (the "Bank"), through its Branch at 260 East Beaver Creek Rd., Richmond Hill, Ontario (the "Branch of Account").

CREDIT
FACILITY:                   The Credit Facility is available in the following
                            segments in Canadian Dollars by way of, at the Borrower's option:

                            Segment (1)  Operating:
                                         (a)   Royal Bank Prime based loans
                                               ("RBP Loans").
                                         (b)   Letters of Credit ("L/C's")
                            Segment (2)  Corporate Visa expense account(s)
                                         ("Visa").
                            Segment (3)  Merchant Visa
                            Segment (4)  Lease line of credit ("Leases").

                            (collectively the "Borrowings").

AMOUNT(S):                  Segment (1)  $  1,500,000.
                            Segment (2)  $     50,000.
                            Segment (3)  $     50,000.
                            Segment (4)  $    500,000.
TERMS OF
SEGMENTS (2),(3)
AND (4):                    The terms and conditions regarding Leases and Visa
                            will be as outlined in separate agreements entered into by the Borrower with the Bank.

REPAYMENT:                  Notwithstanding compliance with the Covenants
                            section contained herein, Borrowings under Segment
                            (1) are repayable on demand.

                            Drawings under L/C's will be charged to the Borrowers account at their maturity.

REPAYMENT: (Cont'd)         Upon demand, the Borrower shall pay to the
                            Bank all Borrowings under this agreement


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CHANGEPOINT CORPORATION
February 3, 1999                                                         Page 2
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                            including the face amounts of all L/Cs which are
                            unmatured or unexpired, which face amounts shall be held by the Bank as collateral security for the Borrower's obligations to reimburse the Bank for any payment made by the Bank in respect of such L/Cs. The Bank may enforce its rights to realize upon its security and retain sufficient funds to cover amounts outstanding by way of these instruments.

AVAILABILITY:               The Borrower may borrow, repay, convert and reborrow
                            up to the amount of the Segment (1) operating facility, provided that:

                            (a) the aggregate of Potential Preferred Claims and Borrowings outstanding under Segment (1) must not exceed the aggregate of:
                                   (i) 75% of good, effectively assigned,
                                       unencumbered Canadian and U.S. trade
                                       accounts receivable of Changepoint
                                       Corporation and Changepoint Inc.,
                                       excluding:

                                         (a)   the entire outstanding balance of
                                               receivables accounts where any
                                               portion exceeds 90 days past
                                               invoice except accounts where the
                                               over 90 days portion has
                                               previously been designated by the
                                               Bank as nevertheless "good", in
                                               which case the under 90 day
                                               portion may be included- (CN RAIL
                                               IS DESIGNATED "GOOD");

                                                           AND

                                         (b)   all amounts due by any associate
                                               (as defined in the Business
                                               Corporations Act of Ontario);

                                                           AND

                                   (ii)  it is understood by the Borrower that
                                         the aggregate amount calculated as
                                         outlined in the foregoing clause (i)
                                         represents the maximum Borrowings
                                         available, provided if such amount
                                         exceeds $1,500,000 the maximum
                                         available shall be $1,500,000, until
                                         such time as the next monthly reports
                                         are provided to the Bank as called for
                                         in Covenant (b) below.

                            (b) the Credit Facility is made available at the sole discretion of the Bank and the Bank may cancel any undrawn portion of the Credit Facility at any time and from time to time without notice;

                            (c)    L/C's will have sight drawings and bills of
                                   lading will be make payable to the order of
                                   the Bank.
INTEREST
RATES & FEES:               (a)    Royal Bank Prime ("RBP") plus 1.00%
                            (b)    Fees for L/C's will be advised on a
                                   transaction by transaction basis.

PAYMENT OF
INTEREST & FEES:            RBP LOANS
                            Interest on these loans shall be computed on the daily principal amounts outstanding, at the aforementioned rates, based on the actual number of days elapsed divided by 365, and shall be payable in arrears on the 26th of each month.


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CHANGEPOINT CORPORATION
February 3, 1999                                                         Page 3
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                            The yearly rates of interest to which the rates
                            determined in accordance with this Payment of Interest and Fees section are equivalent, are the rates so determined multiplied by the actual number of days in the calendar year and divided by 365.

PAYMENT OF
INTEREST & FEES:
(Cont'd)                    OVERDUE PAYMENTS
                            Any overdue payment in Canadian Dollars shall be deemed to be a RBP Loan with interest payable at RBP plus 5% per annum.

OTHER FEES:                 REVOLVEMENT FEE
                            An administration fee of $175, for revolving RBP
                            Loans and margining advances under Segment 1) against accounts receivable is payable monthly in arrears.

                            Nothing in this agreement shall be construed as
                            obliging the Borrower to pay any interest, charges
                            or other expenses as provided by this agreement or
                            in any other security agreement related thereto in
                            excess of what is permitted by law.
COLLATERAL
SECURITY:                   General Security Agreement covering all assets other
                            than real property of Changepoint Corporation.

                            General Security Agreement covering all assets other than real property of Changepoint Inc. (USA subsidiary).

                            Guarantee and Postponement of Claim signed by
                            Changepoint Inc. (USA subsidiary). Supported by:
                            -      Director's Resolution
                            -      Letter from U.S. Counsel confirming validity
                                   and enforceability of the Guarantees in the
                                   United States.
CONDITIONS
PRECEDENT:                  The obligation of the Bank to make available the
                            Borrowings to the Borrower is subject to and
                            conditional upon:

                            (1) receipt by the Bank of a properly executed copy of this agreement;

                            (2)    receipt by the Bank of the within stipulated
                                   Collateral Security in form and substance
                                   satisfactory to the Bank, together with such
                                   corporate authorizations and legal opinions
                                   as the Bank may require;
EVIDENCE OF
INDEBTEDNESS:               The Bank shall open and maintain at the Branch of
                            Account accounts and records evidencing the Borrowings made available to the Borrower by the Bank under this agreement. The Bank shall record the principal amount of such Borrowings, the payment of principal and interest on account of the loans, and all other amounts becoming due to the Bank under this agreement.

                            The Bank's accounts and records constitute, in the absence of manifest error, PRIMA FACIE evidence of the indebtedness of the Borrower to the Bank pursuant to this agreement.

                            The Borrower authorizes and directs the Bank to automatically debit, by mechanical, electronic or manual means, any bank account of the Borrower for all amounts payable


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CHANGEPOINT CORPORATION
February 3, 1999                                                         Page 4
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                            under this agreement, including but not limited
                            to, the repayment of principal and the payment of interest, fees and all charges for the keeping of such bank accounts.

REVOLVEMENT:                The Bank shall establish an account (the
                            "Revolvement Account") for the conduct of the Borrower's day to day banking business other than pursuant to this agreement and if the balance in the Revolvement Account:

                            (a) is a credit, the Bank may apply the amount of such credit or any part thereof, rounded to the nearest $10,000, as a repayment of Borrowings outstanding under Segment (1) of the Credit Facility, or

                            (b)    is a debit, the Bank shall make available a
                                   Borrowing in an amount, rounded to the
                                   nearest $10,000, required to place the
                                   Borrower in a minimum net credit position of
                                   $10,000, provided there are sufficient funds
                                   available under Segment (1) of the Credit
                                   Facility.
REPRESENTATIONS
AND WARRANTIES:             The Borrower represents and warrants to the Bank
                            that:

                            (a) it is a corporation validly incorporated and subsisting under the laws of Ontario, and that it is duly registered or qualified to carry on business in all jurisdictions where the character of the properties owned by it or the nature of its business transacted makes such registration or qualification necessary; and

                            (b) the execution and delivery of this agreement has been duly authorized by all necessary actions and does not violate any law or any provision of its constating documents or by-laws or any unanimous shareholders' agreement to which it is subject, or result in the creation of any encumbrance on its properties and assets except as contemplated hereunder.

NON-MERGER:                 The provisions of this agreement shall not merge
                            with any security given by the Borrower to the Bank, but shall continue in full force for the benefit of the parties hereto.

COVENANTS:                  The Borrower agrees:

                            (a) to pay all sums of money when due under this agreement;

                            (b) to provide the Bank with the following reports on a monthly basis, within 20 days of each month-end of its fiscal year for CHANGEPOINT CORPORATION and CHANGEPOINT INC.:
                                   (i) aged listing of accounts receivable;
                                   (ii) aged listing of accounts payable;
                                   (iii) detailed listing of Potential
                                   Preferred Claims;

                            (c) to provide the Bank with the following reports on a quarterly basis, within 30 days of each quarter-end of its fiscal year:

                                   (i)   company prepared balance sheet, on a
                                         consolidated and unit basis, income
                                         statement and cash flow comparing
                                         actual to plan;


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CHANGEPOINT CORPORATION
February 3, 1999                                                         Page 5
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COVENANTS: (Cont'd)         (d)    to provide the Bank with the following
                                   reports on an annual basis, within
                                   90 days of the end of its fiscal year:

                                   (i)   audited consolidated financial
                                         statements for Changepoint Corporation,
                                         supported by company prepared unit
                                         statements;
                                   (ii)  annual proforma balance sheets,
                                         income statements, and cash flow
                                         statements for the next year and
                                         such other reports as the Bank
                                         may reasonably request;(iii)
                                         business plan;

                            (e) to give the Bank prompt notice of any breach of covenant or condition of the within agreement or any event which, with notice or lapse of time or both, would constitute a breach;

                            (f)    to maintain, on a consolidated basis,
                                   Tangible Net Worth of not less than
                                   $2,500,000; (TESTED QUARTERLY)

                            (g) to maintain Total Debt to Tangible Net Worth of not greater than 1:1; (TESTED QUARTERLY)

                            (h) to file all material tax returns which are or will be required to be filed, to pay or make provision for payment of all material taxes (including interest and penalties) and other Potential Preferred Claims which are or will become due and payable and to provide adequate reserves for the payment of any tax, the payment of which is being contested;

                            (i) not to dispose of shares of any of its subsidiaries, without the prior written consent of the bank, not to be unreasonably withheld except in the ordinary course of business;

                            (j) not to grant, create, assume or suffer to exist any mortgage, charge, lien, pledge, security interest, including a purchase money security interest, or other encumbrance affecting any of its properties, assets or other rights, without the prior written consent of the bank, not to be unreasonably withheld except in the ordinary course of business;

                            (k) not to sell, transfer, convey, lease or otherwise dispose of any part of its property or assets, without the prior written consent of the Bank, not to be unreasonably withheld except in the ordinary course of business;

                            (l) not to, directly or indirectly, guarantee or otherwise provide for, on a direct or indirect or contingent basis, the payment of any monies or performance of any obligations by any third party except as provided herein, without the prior written consent of the bank, not to be unreasonably withheld except in the ordinary course of business;

                            (m) to give the Bank 30 days prior notice in writing of any intended change in the ownership of its shares, provided the company has advance knowledge, if not immediately after the change;

                            (n) to insure and to keep fully insured all properties customarily insured by


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CHANGEPOINT CORPORATION
February 3, 1999                                                         Page 6
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                                   companies carrying on a similar business; and

                            (o) not to change its name or merge, amalgamate or consolidate with any other corporation, without the prior written consent of the bank, not to be unreasonably withheld except in the ordinary course of business.

EXPENSES:                   The Borrower agrees to pay all of the Bank's costs
                            incurred from time to time in the preparation, negotiation and execution of this agreement and the collateral security, and any costs incurred in the operation or enforcement of this agreement or any other agreement entered into pursuant to this agreement.

GAAP: Unless otherwise provided, all accounting terms used in this agreement shall be interpreted in accordance with Canadian Generally Accepted Accounting Principles from time to time.

SEVERABILITY:               If any provision of this agreement is or becomes
                            prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction nor shall it invalidate, affect or impair any of the remaining provisions.

GOVERNING LAW:              This agreement shall be construed in accordance with
                            and governed by the laws of the Province of Ontario and of Canada applicable therein.

ACCEPTANCE:                 This offer expires if not accepted by March 19,
                            1999, unless extended in writing by the Bank.

If this agreement is acceptable, kindly sign and return the attached copy to the Bank.

Yours truly,




A.F. LaVista
Account Manager

We acknowledge and accept the within terms and conditions.

CHANGEPOINT CORPORATION

Per:                                     Date:
    --------------------------------
Name:
Title:

Per:                                     Date:
    --------------------------------
Name:
Title:


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                                  SCHEDULE "A"


Schedule "A" to the Letter Agreement dated the 19th day of March 1999 between CHANGEPOINT CORPORATION as the Borrower and Royal Bank of Canada as the Bank.

For purposes of the foregoing agreement, the following terms and phrases shall have the following meanings:

"Business Day" means a day on which the Branch of Account is open for business;

"Canadian Dollars" and "Cdn$" means lawful money of Canada;

"Person" includes an individual, a partnership, a joint venture, a trust, an incorporated organization, a company, a corporation, an association, a government or any department or agency thereof, and any other incorporated or unincorporated entity;

"Potential Preferred Claims" means amounts owing for wages, employee deductions, sales tax, excise tax, income tax, worker's compensation, government royalties, pension fund obligations, overdue rents or taxes, purchase-money security interests, and other statutory preferred claims;

"RBP" means the annual rate of interest announced by the Bank from time to time as being a reference rate then in effect for determining interest rates on Canadian Dollar commercial loans in Canada;

"Tangible Net Worth" means the aggregate of stated capital, retained earnings, and debt, repayment of which is formally postponed and assigned to the Bank less amounts invested in or owed by other Persons (other than trade accounts receivable meeting normal terms) and less goodwill, deferred costs and other assets normally regarded as intangible under GAAP in Canada;

"U.S. Dollars" and "US$" means lawful money of the United States of America in same day immediately available funds or, if such funds are not available, the form of money of the United States of America that is customarily used in the settlement of international banking transactions on the day payment is due hereunder.